Exhibit 99.1

Nauticus Robotics Raises $12M in Funding to Execute 2024 Goals, including Industry-changing ‘Augmented Autonomy’ for Subsea Robots

HOUSTON – Feb.5, 2024

Nauticus Robotics (NASDAQ: KITT), a leading developer of subsea robots and software, announces securing over $12M net today, part of a second tranche of investment.

The new investment will expedite certification of Nauticus’ flagship robot, the Aquanaut, which facilitates the transformation of tethered ROV operations to fully autonomous operations. It is expected to perform numerous tasks in water depths ranging from 200 - 2000+ meters during February in preparation for an inaugural job inspecting a deep-water production facility of a major oil and gas company in the Gulf of Mexico.

The new investment comes only weeks after the company announced a change in leadership, including a new CEO, CFO and lead General Counsel.

Since becoming the President of Nauticus in October, John Gibson has been assessing the go-to- market strategy and said “the market sees our potential and supports our vision of delivering full autonomy to subsea operations – however, the diffusion rate of our solutions requires a significant shift from the current paradigm of human operations to autonomous operations. To eliminate the inertia to change, we recast our vision. We realized the fastest path to full autonomy would be through the deployment of ‘tethered/augmented autonomy.’ This allows the customer and operators to retain the ability to intervene while simultaneously allowing Nauticus to gather the operational data needed to train our fully autonomous solutions for the future.”

This is possible because our software architecture is platform independent and can be used on all subsurface vehicles and has already been deployed on several competitor vehicles for defense- related work. This enables the company to become a multi-platform operating system for a vast array of vehicles already deployed. The forecasted efficiency improvements for existing platforms using ‘tethered autonomy’ will exceed 20%, while simultaneously reducing emissions and increasing safety for all subsea robots.

“What Nauticus has planned can truly revolutionize the entire industry – and I don’t use that term lightly. We can now normalize performance of ROV operators because you will no longer have disparities between skill levels of employees. This obviously provides substantial safeguards to any company using this technology” said Sean Halpin, Head of Autonomous Solutions.

“We are creating a win-win situation for ROV operators. We are not asking them to give up complete control. These robots are not replacing jobs, but instead are making them both easier and more reliable”, said Chuck Claunch, Co-head of Software Solutions.

“It’s not dissimilar to when pilots first needed to adjust to automation in the airline industry – they didn’t lose their jobs – they gained more reliable support to enjoy them,” said Paul Dinh, Co-head of Software Solutions.

The board added that while they are investing heavily into commercialization, they are also actively working to minimize G&A costs. Changes to align board cost with the current forecast are underway.

In addition, the Board has retained Piper Sandler & Co. to assist in the evaluation of strategic options to maximize shareholder value and the acquisition of 3D At Depth.

About Nauticus Robotics

Nauticus Robotics, Inc. develops autonomous robots for the ocean industries. Autonomy requires the extensive use of sensors, artificial intelligence, and effective algorithms for perception and decision allowing the robot to adapt to changing environments. Nauticus’ robotic systems and services are designed to address both commercial and government-facing customers. The company targets the Robotics-as-a-Service (RaaS) business model complemented by direct product sales of vehicles, components, and licensing of related software. Nauticus has designed and is currently testing and certifying a new generation of vehicles to reduce operational cost and gather data to maintain and operate a wide variety of subsea infrastructure.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Such forward-looking statements include but are not limited to: the expected timing of product commercialization or new product releases; customer interest in Nauticus’ products; estimated 2024 operating results and use of cash; and Nauticus’ use of and needs for capital. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or “continue” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Nauticus’ management’s current expectations and beliefs, as well as a number of assumptions concerning future events. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Nauticus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports which Nauticus has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”) for a more complete discussion of the risks and uncertainties facing the Company and that could cause actual outcomes to be materially different from those indicated in the forward- looking statements made by the Company, in particular the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in documents filed from time to time with the SEC, including Nauticus’ Annual Report on Form 10-K filed with the SEC on March 28, 2023 and Quarterly Report on Form 10-Q, filed with the SEC on August 14, 2023. Should one or more of these risks, uncertainties, or other factors materialize, or should assumptions underlying the forward-looking information or statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated, or expected.

The documents filed by Nauticus with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Important Information for Investors and Stockholders

This press release relates to a proposed transaction between Nauticus and 3DAD. It does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Nauticus intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Nauticus, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Nauticus stockholders. Nauticus will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Nauticus are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Nauticus through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Nauticus, 3DAD and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Nauticus’ stockholders in connection with the proposed transaction. A list of the names of the respective directors and executive officers of Nauticus and 3DAD and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

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